Exhibit 10.28

AMENDMENT NUMBER 1 TO SENIOR SUBORDINATED DISCOUNT NOTE

This Amendment Number 1 to Senior Subordinated Discount Note (this “Amendment”) dated as of December [19], 2006, is made and entered into by and between Verticalnet, Inc., a Pennsylvania corporation (the “Company”), and Radcliffe SPC, Ltd. for and on behalf of the Class A Convertible Crossover Segregated Portfolio (the “Holder”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Senior Subordinated Discount Note dated May 16, 2006 issued by the Company in favor of the Holder (the “Original Note”).

WHEREAS, the Original Note was in the aggregate principal amount of $5,300,000 and had a maturity date of the earlier of (i) November 18, 2007, (ii) the date on which any Fundamental Transaction is consummated or (iii) such earlier time as provided in the Original Note; and

WHEREAS, the Company and the Holder desire to increase the aggregate principal amount of the Original Note from $5,300,000 to $5,500,000 and simultaneously extend the maturity date of the Original Note to the earlier of (i) April 1, 2008, (ii) the date on which any Fundamental Transaction is consummated or (iii) such earlier time as provided in the Original Note.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.	Principal. The defined term “Principal” set forth in the Original Note is hereby amended and restated to mean $5,500,000.

2.	Maturity. The second sentence of Section (1) (MATURITY) of the Original Note is hereby amended and restated in its entirety to read as follows:

“The “Maturity Date” shall be the earlier of (i) April 1, 2008, (ii) the date on which any Fundamental Transaction is consummated or (iii) such earlier time as provided herein.”

3.	Interest. For the avoidance of doubt, the Company and the Holder acknowledge and agree that (i) Interest payable on the next Interest Date on January 1, 2007 (the “January 2007 Interest Date”) shall be based on Interest accruing at the Interest Rate on $5,300,000 for a period of [79] days and Interest accruing at the Interest Rate on $5,500,000 for a period of [11] days, and (ii) from and after the January 2007 Interest Date, Interest on remaining unpaid Principal (as such term is as amended hereby) shall accrue and be payable on each Interest Date as set forth in the Original Note; provided, however, that the increase in the principal amount of the Original Note as set forth herein shall not result in any additional Interest owing from the Company to the Holder for any period prior to the January 2007 Interest Date.

4.	Restatement of Original Note. Except as amended hereby or agreed to herein, all of the provisions of the Original Note shall remain in full force and effect.

5.	Governing Law. This Amendment shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Amendment shall be governed by, the internal laws of the Commonwealth of Pennsylvania, without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Pennsylvania or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the Commonwealth of Pennsylvania.

6.	Counterparts. This Amendment may be executed in any number of counterparts (delivery of which may occur via facsimile or e-mail in pdf format), each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart hereof.

7.	Severability. The provisions of this Amendment and other agreements and documents referred to herein are to be deemed severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Amendment Number 1 to Senior Subordinated Discount Note to be executed effective as of the date first written above.

VERTICALNET, INC.

By:	/s/ Gene S. Godick
Name:	Gene S. Godick
Title:	Executive Vice President and Chief Financial Officer

RADCLIFFE SPC, LTD. for and on behalf of the Class A Convertible Crossover Segregated Portfolio

By:	RG Capital Management, L.P.

	By:	RGC Management Company, LLC

	By:	/s/ Gerald Stahlecker
	Name:	Gerald Stahlecker
	Title:	Managing Director

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